Ex. 99.77Q3


Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1and 72DD2, 72EE, 73A1 and 73A2, 73B, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund           Fund
----------------------------------------------------
Institutional     $4,507       N/A            N/A
Investor          $6,061       $24,864        $15,791
Class A           $   10       $    53        $    13
Class B           $    8       $     7        $    12
Class C           $    4       $     0        $     1
Class K           $   63       $    26        N/A


Item 72EE
Total capital gains distributions for which record date passed during the period

                       Total Capital Gains (000's omitted)
                       -----------------------------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund           Fund
--------------------------------------------------
Institutional     $0           N/A            N/A
Investor          $0           $0             $27,030
Class A           $0           $0             $    12
Class B           $0           $0             $    10
Class C           $0           $0             $    20
Class K           $0           $0             N/A



Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund           Fund
--------------------------------------------------
Institutional     $0.2406      N/A            N/A
Investor          $0.1240      $0.0990        $0.3981
Class A           $0.4001      $0.1500        $0.6647
Class B           $0.5066      $0.0980        $0.6847
Class C           $0.0170      $0.0000        $0.0200
Class K           $0.0791      $0.0100        N/A

Item 73B
Distributions per share for which record date passed during the period

                                  Capital Gains
                                  -------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund           Fund
--------------------------------------------------
Institutional     $0.0000      N/A            N/A
Investor          $0.0000      $0.0000        $0.6878
Class A           $0.0000      $0.0000        $0.6878
Class B           $0.0000      $0.0000        $0.6878
Class C           $0.0000      $0.0000        $0.6878
Class K           $0.0000      $0.0000        N/A



Item 74U1 and 74U2
Number of shares outstanding

                       Shares Outstanding (000's omitted)
                       ----------------------------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund            Fund
---------------------------------------------------
Institutional     20,469       N/A            N/A
Investor          41,333       241,369        36,924
Class A           30           451            25
Class B           21           123            27
Class C           221          862            37
Class K           659          2,191          N/A



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------

Share             Balanced     Core Equity    Total Return
Class             Fund         Fund           Fund
--------------------------------------------------
Institutional     $12.78       N/A            N/A
Investor          $13.01       $10.43         $21.96
Class A           $12.62       $10.35         $21.47
Class B           $12.43       $10.27         $21.31
Class C           $13.03       $10.34         $21.47
Class K           $12.88       $10.25         N/A